Exhibit 5.1

                  [  Medusa Corporation Letterhead  ]
                                June 13, 1997

Medusa Corporation
Lee and Monticello Boulevards
Cleveland Heights, Ohio  44118

Gentlemen,

I am Vice President, Secretary and General Counsel of Medusa Corporation (the "Company"). This opinion is furnished as an Exhibit to Registration Statement on Form S-8 (the "Registration Statement"), under the Company's 1991 Long-Term Incentive Plan (the "Plan"), filed by the Company with the Securities and Exchange Commission, for the purpose of registering the Company's Common Shares, without par value (the "Common Shares"), under the Securities and Exchange Act of 1934, as amended.

On May 6, 1991, the shareholders of the Company authorized the issuance of up to 500,000 Common Shares to officers and key employees of the Company under the Plan, as contained in the first Registration Statement on Form S-8 filed with respect to the Plan, dated March 4,
1992.   On  October 7, 1993 a stock distribution at the  rate  of  one additional Common Share for each two Common Shares held added  250,000
Common   Shares  to  the  above  authority.   On  May  9,  1994,   the
shareholders of the Company authorized the issuance of up to an additional 750,000 Common Shares to officers and key employees of the Company under the Plan, both of which events were reflected in a second Registration Statement on Form S-8 filed with respect to the Plan on February 15, 1996. The third Registration Statement on Form S-8 filed in respect to the Plan (enclosed), reflects the authorization by the shareholders of the Company on May 6, 1996 of the issuance of up to an additional 800,000 Common Shares to officers and key employees of the Company. Thus, the total authorized issuance under the Plan is now 2,300,000 Common Shares.

In connection with rendering this opinion, I have examined the Articles of Incorporation of the Company, corporate proceedings of the Company, and such other documents and such questions of law as I deemed necessary or appropriate.

Based on the foregoing, I am pleased to advise you that in my opinion:

     (i) the Company has been duly incorporated and is a lawfully and validly existing corporation under the laws of the State of Ohio; and

     (ii) the Articles of Incorporation of the Company, amended as of May 9, 1994, authorizes the issuance of up to 50,000,000 Common Shares, of which 18,526,510 Common Shares are issued and outstanding on the date of this opinion, and the issued and outstanding Common Shares were validly issued and are fully paid and nonassessable.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                Sincerely,

                                /s/ John P. Siegfried
                                John P. Siegfried
JPS:gsd
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